Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement on Form S-4 of CSB Bancorp, Inc. (the “Registration Statement”), of our report dated October 3, 2007, on the financial statements of Indian Village Bancorp, Inc. and to the reference to us under the heading “Experts” in the prospectus.

Cleveland, Ohio	/s/ Crowe Chizek and Company LLC
July 15, 2008	Crowe Chizek and Company LLC